Exhibit 99.1

Nightfood Welcomes Two Members to Board of Directors

Venture Capitalist and Securities Attorney, Nisa Amoils, Possesses Extensive Media Background, Capital Markets Expertise, and Strategic Vision

Sleep Physician, Dr. Thanuja Hamilton, Validates Consumer Need with Clinical Expertise

Tarrytown, NY, July 7, 2021 – Nightfood Holdings, Inc. (OTCQB: NGTF), the better-for-you snack company targeting the $50 billion Americans spend annually on nighttime snacks, today announced the appointments of Nisa Amoils and Thanuja Hamilton, M.D., to its Board of Directors. Their experience significantly enhances Nightfood’s governance, strategic direction, and continued growth in pioneering the sleep-friendly food category.

“We are grateful to welcome both Ms. Amoils and Dr. Hamilton to our Board of Directors. The addition of these esteemed directors complements our team’s skills and experiences in retail, sleep health, and capital markets. We are confident they will provide valuable perspective as we continue to execute our strategy, innovate new flavors and products, and enhance shareholder value,” said Sean Folkson, Chief Executive Officer of Nightfood.

“Ms. Amoils has an impressive track record of investing in, and guiding, growing customer-centric companies. Her history of identifying and guiding companies that disrupt existing categories in untapped markets directly aligns with our vision. She has startup operational experience that enhances our capabilities in areas such as strategic and digital marketing, business development, fundraising, and management. Dr. Hamilton is a nationally recognized authority in the sleep field. She shares her expertise regularly through her daily medical practice and numerous national media appearances. Her enthusiasm for Nightfood is, in our opinion, representative of the community of sleep specialists in that they understand the consumer need for more sleep-friendly nighttime snack options. We look forward to the insight and expertise each will provide in strengthening and expanding the Nightfood platform of sleep-friendly foods,” added Folkson.

“I’m delighted to join Nightfood during such an exciting time in the company’s history. I seek out innovative growth stories and I believe Nightfood can permanently transform the snacking landscape. I look forward to helping expand their commercial footprint through my prior experience in retail distribution and partnerships. Additionally, having been heavily involved with investments and initiatives to empower female entrepreneurs and female-focused products, it is personally rewarding to learn of Nightfood’s endorsement by the American Pregnancy Association. I look forward to strengthening their education and awareness programs for expecting moms through OB/GYN offices across the country,” said Ms. Amoils.

“I’m proud to join Nightfood’s Board and excited to help solve this significant consumer problem. In my daily practice, I see a growing number of patients reporting sleep problems. In many cases, diet is an important contributor, and dietary changes can provide a significant lever for improved sleep. I look forward to adding my expertise as the brand continues to grow the category, with ice cream and future expansion into other snack formats,” said Dr. Hamilton.

About Nisa Amoils, JD

Nisa Amoils is Managing Partner at A100x Ventures investing in Blockchain/AI companies with impact, and has been an early stage investor for the past decade at different funds. She was named one of Business Insider’s Women VC’s to watch and top 100 Women in Fintech, and top 50 global Blockchain thinkers. She is a securities lawyer and on the boards of several institutions including Girls Who Invest, and Wharton Entrepreneurship. She is a frequent media guest, including on Bloomberg, CNBC, Cheddar and Fox. Prior to investing, she was an entrepreneur and spent many years in business development and strategy at companies like Time Warner, NBC Universal and Anderson Kill.  She holds a business degree from the University of Michigan and a law degree from the University of Pennsylvania  She is FINRA-licensed. See www.nisaamoils.com

About Thanuja Hamilton, M.D.

Thanuja Hamilton, M.D., is a Double Board-Certified Sleep Medicine Specialist. She completed her Fellowship in Sleep Medicine as well as Internal Medicine at Drexel University College of Medicine at Hahnemann University Hospital in Philadelphia, PA where she was Chief Fellow of her program. Dr. Hamilton has been a prominent advocate of healthy sleep. She frequently presents at medical conferences and is actively involved in community health programs. She has been named SJ (South Jersey) Magazine’s Top Doc and was the featured physician on the cover of Philadelphia Magazine's Top Docs issue. She is the Corporate Medical Director of Persante Health Care-a national provider of sleep and balance center management services to hospitals, physician practices and patients. She serves as Medical Director of Jefferson University Health Systems Sleep Lab and Virtua Health Sleep Labs and is on the board of the New Jersey Sleep Society. She is a member of the American Academy of Sleep Medicine, American College of Chest Physicians and the American Medical Association. She has written for and contributed to numerous outlets such as Yahoo Health, Women’s World, Good Housekeeping and Health.com, including a column in the Philly Voice. She has appeared in a number of nationally syndicated and local television programs as an expert in sleep.

About Nightfood Holdings:

Nightfood Holdings, Inc. (OTC: NGTF), owns Nightfood, Inc. and MJ Munchies, Inc.

Nightfood has expanded distribution for its ice cream into major divisions of the largest supermarket chains in the United States: Kroger (Harris Teeter), Albertsons Companies (Jewel-Osco and Shaw’s and Star Markets), and H-E-B (Central Market) as well as Lowe’s Foods, Rouses Markets, and other independent retailers.

Most recently, the brand secured distribution in over 1,000 Walmart stores from coast to coast.

Nightfood won the 2019 Product of the Year award in the ice cream category in a Kantar survey of over 40,000 consumers. Nightfood was also named Best New Ice Cream in the 2019 World Dairy Innovation Awards.

Nightfood has been endorsed as the Official Ice Cream of the American Pregnancy Association and is the recommended ice cream for pregnant women. There are approximately 3,000,000 pregnant women in the United States at any given time, and ice cream is the single most-widely reported pregnancy craving. With more calcium, magnesium, zinc, prebiotic fiber, and casein protein, less sugar and a lower glycemic profile than regular ice cream, Nightfood has been identified as a better choice for expectant mothers.

Nightfood is not just for pregnant women. Over 80% of Americans snack regularly at night, resulting in an estimated 700M+ nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion dollars, the majority of it on options that are understood to be both unhealthy, and disruptive to sleep quality.

Nightfood was formulated by sleep and nutrition experts with ingredients that research suggests can support nighttime relaxation and better sleep quality. Scientific research indicates unhealthy nighttime cravings are driven by human biology. Willpower is also weakest at night, and stress is another contributing factor.  A majority of night snackers report feeling both guilty and out-of-control when it comes to their nighttime snacking.

Because unhealthy night snacking is believed to be biologically driven, and not a trend or a fad, management sees significant opportunity in pioneering the category of nighttime-specific snacks for better sleep.

MJ Munchies, Inc. was formed in 2018 as a new, wholly owned subsidiary of Nightfood Holdings, Inc. to capitalize on legally compliant opportunities in the CBD and marijuana edibles and related spaces. The Company is seeking licensing opportunities to market such products under the brand name “Half-Baked”, for which they’ve successfully secured trademark rights.

Questions can be directed to investors@Nightfood.com

Management also encourages Nightfood shareholders to connect with the Company via these methods:

E-mail: By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Telegram: There is now a live, interactive Telegram group which interested parties can join to reach team members and discuss Nightfood. Ask questions, learn more about the company and discuss future prospects. Join the Telegram Group Here: https://t.me/NightfoodHoldings

Forward Looking Statements:

This current press release contains "forward-looking statements. Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Kevin Farrell
Notably

media@Nightfood.com
215-760-7547

Investor Contact:

Tirth T. Patel
LHA Investor Relations

tpatel@lhai.com

212-201-6614

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